ORIGIN BANCORP, INC. _______ 3Q TWENTY21 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc.'s ("Origin" or the "Company") future financial performance, business and growth strategy, projected plans and objectives, including the Company's loan loss reserves and allowance for credit losses related to the COVID-19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding and efforts to respond to the COVID-19 pandemic and changes to interest rates by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements or statistics preceded by, followed by or that otherwise include the words "assumes," "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the continuing duration and impacts of the COVID-19 global pandemic and distribution of COVID-19 vaccines, as well as other efforts to contain the virus's transmission, including the effect of these factors on Origin's business, customers and economic conditions generally as well as the impact of the actions taken by governmental authorities to address the impact of COVID-19 on the United States economy; deterioration of Origin's asset quality; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in Origin's primary market areas; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin's loans; Origin's ability to anticipate interest rate changes and manage interest rate risk; the effectiveness of Origin's risk management framework and quantitative models; the risk of widespread inflation; Origin's inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin's common stockholders, repurchase Origin's shares of common stock and satisfy obligations as they become due; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas; changes in Origin's operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin's business; volatility and direction of market interest rates; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin's non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the future of the London Interbank Offered Rate and the impact of any replacement alternatives on Origin's business; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin's control; and system failures, cybersecurity threats and/or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, adjusted projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the COVID-19 pandemic and the impact of varying governmental responses, including any future economic stimulus legislation that affect Origin's customers and the economies where they operate. Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to evaluate the Company's operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible common equity is defined as total common stockholders' equity less goodwill and other intangible assets, net • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding at the end of the period • Pre-tax, pre-provision earnings is calculated by adding provision for credit losses and income tax expense to net income • Pre-tax, pre-provision return on average assets is calculated by dividing pre-tax, pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average assets • Pre-tax, pre-provision return on average stockholder's equity is calculated by dividing pre-tax, pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average stockholder's equity • Total core deposits is calculated by subtracting brokered deposits and time deposits greater that $250,000 from total deposits. See the last few slides in this presentation for a reconciliation between the non-GAAP measures used in this presentation and their comparable GAAP numbers. 2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES

ORIGIN BANCORP, INC. _______ 9 10 19 6 TEXAS Entry: DFW 2008 | Houston 2013 Loans: $2,533 Deposits: $3,014 LOUISIANA Entry: 1912 Loans: $1,387 Deposits: $2,640 DOLLARS IN MILLIONS, UNAUDITED (1) (2) 3 ORIGIN COMPANY SNAPSHOT • Origin Bancorp, Inc., the holding company for Origin Bank, is headquartered in Ruston, LA • Origin Bank was founded in 1912 • 44 banking centers operating across Texas, Louisiana & Mississippi DEPOSITS & LOANS BY STATE Note: All financial information is as of 9/30/21. (1) Non-market based deposits are not included in state deposits. (2) Excludes mortgage warehouse loans. MISSISSIPPI Entry: 2010 Loans: $554 Deposits: $504 8% 12% 43% 31% 49% 57% Loans (2)Deposits (1) ICS ICS

ORIGIN BANCORP, INC. _______ 4 A UNIQUE & DEFINED CULTURE

FINANCIAL RESULTS - THIRD QUARTER 2021

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Balance Sheet	3Q21	2Q21	3Q20	Linked Qtr $ Δ	Linked Qtr % Δ	YoY $ Δ	YoY % Δ
Total Loans Held for Investment ("LHFI")	$ 5,187,288	$ 5,396,306	$ 5,612,666	$ (209,018)	(3.9)%	$ (425,378)	(7.6)%
Total Assets	7,470,478	7,268,068	7,101,338	202,410	2.8	369,140	5.2
Total Deposits	6,158,768	6,028,352	5,935,925	130,416	2.2	222,843	3.8
Tangible Common Equity[1]	675,837	658,211	596,920	17,626	2.7	78,917	13.2
Book Value per Common Share	30.03	29.28	26.70	0.75	2.6	3.33	12.5
Tangible Book Value per Common Share[1]	28.76	28.01	25.39	0.75	2.7	3.37	13.3
Income Statement							
Net Interest Income	52,541	54,292	50,617	(1,751)	(3.2)	1,924	3.8
Provision for Credit Losses	(3,921)	(5,609)	13,633	1,688	(30.1)	(17,554)	(128.8)
Noninterest Income	15,923	12,438	18,051	3,485	28.0	(2,128)	(11.8)
Noninterest Expense	39,165	37,832	38,734	1,333	3.5	431	1.1
Net Income	26,978	27,733	13,095	(755)	(2.7)	13,883	106.0
Pre-Tax, Pre-Provision Earnings ("PTPP")[1]	29,299	28,898	29,934	401	1.4	(635)	(2.1)
Diluted EPS	1.14	1.17	0.56	(0.03)	(2.6)	0.58	103.6
Dividends Declared per Common Share	0.13	0.13	0.0925	0.0000	—	0.0375	40.5
Selected Ratios							
NIM - FTE	3.02 %	3.12 %	3.18 %	-10 bp	(3.2)	-16 bp	(5.0)
Efficiency Ratio	57.21	56.69	56.41	52 bp	0.9	80 bp	1.4
ROAA (annualized)	1.43	1.49	0.77	-6 bp	(4.0)	66 bp	85.7
ROAE (annualized)	15.21	16.54	8.28	-133 bp	(8.0)	693 bp	83.7
PTPP ROAA (annualized)[1]	1.56	1.55	1.77	1 bp	0.6	-21 bp	(11.9)
PTPP ROAE (annualized)[1]	16.52	17.23	18.92	-71 bp	(4.1)	-240 bp	(12.7)

[1] *As used in this presentation, tangible common equity, tangible book value per common share, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation.*

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ Income Statement YTD 2021 YTD 2020 YoY $ Δ YoY % Δ Net Interest Income $ 162,072 $ 139,717 $ 22,355 16.0 % Provision for Credit Losses (8,118) 53,567 (61,685) (115.2) Noninterest Income 45,492 49,271 (3,779) (7.7) Noninterest Expense 116,433 113,051 3,382 3.0 Net Income 80,224 18,805 61,419 326.6 PTPP(1) 91,131 75,937 15,194 20.0 Diluted EPS 3.40 0.80 2.60 325.0 Dividends Declared per Common Share 0.360 0.2775 0.083 29.7 Selected Ratios NIM - FTE 3.12% 3.22% -10 bp (3.1) % Efficiency Ratio 56.09 59.82 -373 bp (6.2) ROAA (annualized) 1.44 0.41 103 bp 251.2 ROAE (annualized) 15.81 4.05 1176 bp 290.4 PTPP ROAA (annualized)(1) 1.64 1.64 0 bp — PTPP ROAE (annualized)(1) 17.96 16.37 159 bp 9.7 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED 6 (1) As used in this presentation, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. FINANCIAL RESULTS - YEAR TO DATE 2021

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES 47,785 68,464 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Total Revenues ($) UNAUDITED Diluted EPS ($)Net Income ($) Total LHFI excluding PPP and Mortgage Warehouse LOC ($) Total Deposits ($) 0.53 1.14 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 12,702 26,978 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 3,672 6,159 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 3,102 4,257 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 DOLLARS IN THOUSANDS DOLLARS IN THOUSANDS DOLLARS IN MILLIONS DOLLARS IN MILLIONS Total Core Deposits ($)(1) 3,117 5,913 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 DOLLARS IN MILLIONS (1) As used in this presentation, total core deposits is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. 7

ORIGIN BANCORP, INC. _______ TRENDING KEY MEASURES CONTINUED Pre-Tax Pre-Provision Earnings ($)(1) Efficiency Ratio (%) 66.99 57.21 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 UNAUDITED 15,773 29,299 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Net Charge Offs ($) 121 2,891 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Net Charge Offs to Total Average LHFI (%) 0.01 0.22 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 DOLLARS IN THOUSANDS DOLLARS IN THOUSANDS Book Value per Common Share ($) 22.10 30.03 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 21.07 28.76 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 Tangible Book Value per Common Share ($)(1) (1) As used in this presentation, PTPP and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see the last few slides of this presentation. 8

ORIGIN BANCORP, INC. _______ 9 1,311 1,741 1,956 2,247 2,384 884 1,067 1,127 1,343 1,391 427 674 829 904 993 DFW Houston 2017 2018 2019 2020 3Q21 Deposit Trends by Texas Market ($) (2) Loan Trends by Texas Market ($) (1) TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS, UNAUDITED • 19 branches throughout 5 counties in the 4th and 5th largest MSAs in the United States • Texas franchise represents 57% of LHFI, excluding mortgage warehouse loans, and 49% of deposits, excluding non-market- based deposits, at September 30, 2021 1,171 1,395 1,854 2,574 647 772 989 1,581 1,853524 623 865 993 1,161 DFW Houston 2017 2018 2019 2020 3Q21 CAGR 17.3% CAGR 28.7% (1) Excludes PPP and mortgage warehouse loans. (2) Non-market based deposits are not included in state deposits. 3,014

ORIGIN BANCORP, INC. _______ 10 SUPPORTING OUR CUSTOMERS - PPP LOANS DOLLARS IN THOUSANDS, UNAUDITED PPP Highlights ISOC ISOC ISOC ISOC ISOC Originations Forgiveness Fees Original Loan Amount Total $ Total # Percent of PPP $ Applied for or Forgiven at 9/30/2021 % Percent of PPP $ Forgiven at 9/30/2021 % Total SBA Fees Received as of 9/30/2021(1) $ Net Fees Outstanding at 9/30/2021(2) $ Round 1 570,327 3,445 90.9 89.6 17,015 267 Round 2 197,068 1,491 36.4 17.5 9,522 6,048 Total 767,395 4,936 76.9 72.8 26,537 6,315 PPP Interest Income ($) 3,430 3,277 6,138 5,553 3,695 2,058 1,947 4,700 4,202 2,977 1,372 1,329 1,438 1,351 718 Net Earned Deferred Fees Interest Income 3Q20 4Q20 1Q21 2Q21 3Q21 (1) Total SBA Fees Received does not include per loan Company costs. (2) Net Fees Outstanding is net of approximately $500 dollars per loan in deferred Company costs.

ORIGIN BANCORP, INC. _______ 11 MOBILE FEATURE ADOPTION RATES(1) SUPPORTING OUR CUSTOMERS - LEVERAGING TECHNOLOGY ZELLE® USERS 45.5% GROWTH ZELLE® TRANSFERS 59.7% GROWTH 32.4% TRANSFER ADOPTION % ORIGIN BANK 28.4% INDUSTRY BENCHMARK 23.0% DEPOSIT ADOPTION % ORIGIN BANK 17.0% INDUSTRY BENCHMARK 7.0% BILL PAY ADOPTION % ORIGIN BANK 5.3% INDUSTRY BENCHMARK (1) All data provided by FIS Metrics Intelligence based upon asset size peer groups for the month of September 2021. REGISTERED APP USERS 13.3% GROWTH MOBILE DEPOSIT TRANSACTIONS 5.3% GROWTH Note: Growth rates compare September 2021 to September 2020. ILT

DEPOSIT TRENDS

DOLLARS IN MILLIONS, UNAUDITED

Average Deposits ($)



5,376
307
731
1,634
2,704
5,884
651
678
1,686
2,869
5,870
437
656
1,701
3,076
6,244
227
632
1,838
3,547
6,206
582
1,966
3,658
3Q20
4Q20
1Q21
2Q21
3Q21
Interest-bearing
Time Deposits
Noninterest-bearing
Brokered

- Average noninterest-bearing deposits increased $128.0 million compared to the linked quarter and represented 31.7% of total average deposits.
- Average brokered deposits decreased by $227.4 million compared to the linked quarter based on a strategy to reduce non-core funding sources as PPP and mortgage warehouse balances declined.
- Overall cost of total deposits has declined 50% since 3Q20.
- There were $175.1 million in new and renewed CD's during 3Q21 with a weighted average interest rate of 0.22%

Deposit Cost Trends (QTD Annualized) (%)



1.50
1.20
0.95
0.78
0.67
0.61
0.43
0.37
0.31
0.30
0.42
0.31
0.26
0.22
0.21
3Q20
4Q20
1Q21
2Q21
3Q21
Time Deposits
Cost of Total Deposits
Total Interest-bearing Deposits

Time Deposit Repricing Schedule *

Maturity	Balance ($)	WAR (%)
4Q21	159	0.52
1Q22	133	0.50
2Q22	74	0.57
3Q22	85	0.52
4Q22+	127	1.03
Total	578	0.63

* Target time deposit rates 20 basis points or less for new and renewed deposits. Projection is based upon September 30, 2021, time deposit balances.

ORIGIN BANCORP, INC.
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WELL DIVERSIFIED LOAN PORTFOLIO

DOLLARS IN MILLIONS, UNAUDITED

Loan Composition at 9/30/2021: [(1)] $4,970



Commercial & Industrial ("C&I"): 25%
Residential Real Estate and Consumer: 19%
Non-Owner Occupied CRE: 22%
Non-Owner Occupied C&D: 7%
Mtg. Warehouse: 14%
Owner Occupied Construction/Land/Land Development ("C&D"): 3%
Owner Occupied Commercial Real Estate ("CRE"): 10%

C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: 52%

Non-Owner Occupied C&D and CRE: 29%

C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: [(1)] $2,557



Real Estate & Construction: 8%
Mtg. Warehouse: 14%
Finance & Insurance: 6%
Transportation: 3%
Retail Dealer: 2%
Restaurants: 2%
Banks: 1%
Healthcare: 1%
Customer Svc: 1%
Professional Svc: 1%
Materials&Commodities: 1%
Entertainment: 1%
Commercial Svc: 1%
Wholesale Distri.: 1%
Misc: 9%

Loan Portfolio Details

(Dollars in thousands)	3Q21	2Q21	1Q21	4Q20	3Q20
C&I excl. PPP	$1,218,246	$1,200,881	$1,250,350	$1,271,343	$1,263,279
Owner Occupied C&D	151,650	122,933	104,415	100,755	100,589
Owner Occupied CRE	473,558	457,895	483,624	460,524	495,366
Mtg. Warehouse	713,339	865,255	1,090,347	1,084,001	1,017,501
Total Commercial	2,556,793	2,646,964	2,928,736	2,916,623	2,876,735
Non-Owner Occupied C&D	367,270	374,237	443,821	431,105	460,268
Non-Owner Occupied CRE	1,116,961	1,022,641	971,025	927,415	872,550
Residential Real Estate	913,411	966,301	904,753	885,120	832,055
Consumer Loans	15,896	16,253	17,277	17,991	18,729
PPP Loans	216,957	369,910	584,148	546,519	552,329
Total Loans	$5,187,288	$5,396,306	$5,849,760	$5,724,773	$5,612,666

Non-Owner Occupied C&D and CRE: [(1)] $1,484



Misc: 2%
Restaurant: 1%
Hotel: 1%
Multi-family: 2%
Office Building: 5%
Real Estate & Construction: 6%
Healthcare: 6%
Retail Shopping: 6%

[(1)] Does not include loans held for sale or PPP loans.

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ 2.00 2.10 1.81 1.66 1.52 Classified Loans / Total Loans excl. PPP Loans (%) Net Charge-Offs / Average LHFI excl. PPP Loans (annualized) (%) 3Q20 4Q20 1Q21 2Q21 3Q21 0.15 0.14 0.23 0.23 0.24 0.60 0.50 0.63 0.61 0.490.58 0.50 0.50 0.61 0.52 Nonperforming LHFI / LHFI excl. PPP loans (%) Past due LHFI / LHFI excl. PPP loans (%) 3Q20 4Q20 1Q21 2Q21 3Q21 14 CREDIT QUALITY Asset Quality Trends (%) Allowance for Loan Credit Losses ("ALCL") 81,643 86,670 85,136 77,104 69,947 1.45 1.51 1.46 1.43 1.35 2.00 2.10 2.02 1.84 1.63 ALCL ($) ALCL as a percentage of LHFI (%) ALCL as a percentage of LHFI excl. PPP and mtg. warehouse (%) 3Q20 4Q20 1Q21 2Q21 3Q21 • Provision for credit losses for 3Q21 was a net benefit of $3.9 million, compared to a net benefit of $5.6 million in 2Q21, and provision expense of $13.6 million in 3Q20. The decline in the provision expense is primarily due to improvement in forecasted economic conditions. • ALCL to nonperforming LHFI is 284.86% at 3Q21, 252.78% at 2Q21, and 270.09% at 3Q20. DOLLARS IN THOUSANDS, UNAUDITED

ORIGIN BANCORP, INC. _______ 15 LHFI: Fixed \ Variable (by Index) at 9/30/2021 • The yield on LHFI increased slightly during 3Q21 primarily due to the impact of higher average balances in higher yielding real-estate based loans in proportion to total average LHFI. • The cost of total deposits and borrowings declined 31% from 3Q20. • Variable rate LHFI made up 59% of total LHFI incl. PPP loans, with 37% based on 1 month LIBOR. At September 30, 2021, 53% of variable rate loans are at their floor, totaling $1.61 billion. • Excluding the impact of PPP and mortgage warehouse loans, the yield on LHFI was 4.05% in 3Q21, compared to 4.04% in 2Q21. Fixed: 41% 1m LIBOR: 37% Prime: 21% Other indices: 1% YIELDS, COSTS AND LHFI PROFILE Yield on LHFI (%) 4.02 3.89 4.03 4.00 4.05 4.20 4.06 3.99 3.97 3.98 3.25 3.25 3.25 3.25 3.25 0.16 0.15 0.12 0.10 0.09 Yield on LHFI Yield on LHFI excl. PPP Loans Avg. Prime Rate Avg. 1M LIBOR 3Q20 4Q20 1Q21 2Q21 3Q21 Cost of Funds (%) 0.54 0.47 0.42 0.38 0.37 0.61 0.43 0.37 0.42 0.31 0.26 Cost of Total Deposits & Borrowings Cost of Interest Bearing Deposits Cost of Total Deposits 3Q20 4Q20 1Q21 2Q21 3Q21 0.210.22 0.31 0.30

NET INTEREST INCOME AND NIM TRENDS

DOLLARS IN THOUSANDS, UNAUDITED



50,617
3,430
7,046
40,141
3.20
3.18
3Q20
51,819
3,277
8,587
39,955
3.07
3.06
4Q20
55,239
6,138
8,707
40,394
3.22
3.06
1Q21
54,292
5,553
7,416
41,323
3.12
2.97
2Q21
52,541
3,695
5,962
42,884
3.02
2.87
3Q21
Net Interest Income excl. PPP & Mtg. Warehouse ($)
Mtg. Warehouse Net Interest Income ($)
PPP Net Interest Income ($)
NIM (FTE) (%)
NIM (FTE) excl. PPP & Mtg. Warehouse (%)

- NIM (FTE) decreased by 10 basis points to 3.02% in 3Q21 from 2Q21, driven primarily by rate-based challenges and increases in liquidity due to a shift in balance sheet composition as mortgage warehouse volume continues to normalize.
- Increasing liquidity during the quarter was the single largest driver of the decline in NIM, contributing 8 basis points of the 10 basis points total decline.
- Net forgiven PPP deferred loans fees contributed $2.4 million to net interest income.
- Excluding the impact of PPP & mtg. warehouse loans, NIM (FTE) was 2.87% in 3Q21, compared to 2.97% in 2Q21.

Net Interest Income Changes Excl PPP and MW - 3Q21 ($)



42,000
40,000
41,323
2Q21
749
RE Loans
326
Investment Securities
162
IB Deposits
127
IB Bal. Due From Banks
117
C&I excl. PPP
80
Other
42,884
3Q21

NIM Changes - 3Q21 (%)



3.20
3.00
2.80
3.12
2Q21
0.03
PPP Loans
0.01
C&I excl. PPP
0.01
IB Deposits
(0.08)
IB Bal. Due From Banks
(0.03)
Investment Securities
(0.02)
Mtg Warehouse
(0.02)
Other
3.02
3Q21

ORIGIN BANCORP, INC.

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ORIGIN BANCORP, INC. _______ 10,615 10,237 10,588 11,604 11,176 12,880 10,818 12,144 19,076 18,051 15,381 17,131 12,438 15,923 Service Charges & Fees Mortgage Banking Revenue Insurance Commission & Fee Income Swap Fee Income Other 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 17 47,785 49,734 52,649 53,630 54,145 57,502 54,913 54,954 65,366 68,668 67,200 72,370 66,730 68,464 Net Interest Income Noninterest Income 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 Noninterest Income ($) Net Interest Income + Noninterest Income ($) NET REVENUE DISTRIBUTION DOLLARS IN THOUSANDS, UNAUDITED • Track record of steady and sustained growth in income streams • Warehouse lending portfolio supports net interest income in low-rate environments • Diverse noninterest income sources • Community banking mortgage model supports earnings in low-rate environments • Consistent and steady long-term growth in insurance commission and fee income

ORIGIN BANCORP, INC. _______ 38,734 38,884 39,436 37,832 39,165 22,597 22,475 22,325 22,354 23,629 4,263 4,271 4,339 4,349 4,353 2,065 2,178 2,173 2,313 2,3291,809 1,856 1,705 2,154 1,9491,367 1,472 1,454 1,498 1,598 6,633 6,632 7,440 5,164 5,307 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Loan Related Expenses Office and Operations Other 3Q20 4Q20 1Q21 2Q21 3Q21 18 • Salaries and employee benefits increased in 3Q2021 compared to 2Q2021 by $1.3 million, primarily due to higher ($1.0 million) self-insured medical claims. • Full-time equivalent ("FTE's") employees were 772 for 3Q21 compared to 760 for 2Q21. • The focus remains on our technology strategy to build efficient scale to support additional organic growth and continue to create operational efficiencies. E FF IC E N C Y R A TI O (% ) 2.28 2.16 2.17 2.03 2.08 56.41 57.86 54.49 56.69 57.21 3Q20 4Q20 1Q21 2Q21 3Q21 40 60 80 100 1.5 2.0 2.5 3.0 Operating Leverage (%) NONINTEREST EXPENSE ANALYSIS N IE / AV E R A G E A S S E TS (% ) DOLLARS IN THOUSANDS, UNAUDITED Noninterest Expense Composition ($)

ORIGIN BANCORP, INC. _______ 9.2 8.6 8.7 8.9 9.2 8.8 9.0 9.0 9.2 9.5 Company Level Bank Level 3Q20 4Q20 1Q21 2Q21 3Q21 10.1 10.1 10.3 11.2 11.4 9.6 10.5 10.7 11.6 11.8 Company Level Bank Level 3Q20 4Q20 1Q21 2Q21 3Q21 19 CAPITAL Bank Level Company Level Sub-debt Impact 12.5 13.8 13.9 14.9 14.9 12.0 12.9 13.1 13.9 13.9 Company Level Bank Level 3Q20 4Q20 1Q21 2Q21 3Q21 Total Capital to Risk-Weighted Assets Changes - 3Q21 (%) 14.86 0.38 0.46 (0.17) (0.25) (0.08) (0.27) (0.05) 2Q 21 Mort ga ge W H LO C Net Inc om e e xc l. Cred it L os s A cc rua ls To tal Lo an G row th ex cl. M W LO C Othe r Net Cred it L os s A cc rua ls an d C ECL a dju stm en t Inv es tm en t s ec uri tie s Divd en ds 3Q 21 12.00 14.00 16.00 14.88 ICap ICap Total Capital to Risk-Weighted Assets (%)Tier 1 Capital to Risk-Weighted Assets (%) Tier 1 Capital to Average Assets (Leverage Ratio) (%)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, UNAUDITED

Calculation of Core Deposits:

	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Total Deposits	$ 6,158,768	$ 6,028,352	$ 6,346,194	$ 5,751,315	$ 5,935,925	$ 5,372,222	$ 4,556,246
Less: Brokered Deposits	—	—	571,673	431,180	835,902	490,881	435,138
Less: Time Deposits > $250K	245,312	264,566	276,629	271,272	275,112	311,256	309,918
Core Deposits	$ 5,913,456	$ 5,763,786	$ 5,497,892	$ 5,048,863	$ 4,824,911	$ 4,570,085	$ 3,811,190

	4Q19	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18
Total Deposits	$ 4,228,612	$ 4,284,317	$ 3,855,012	$ 3,898,248	$ 3,783,138	$ 3,727,158	$ 3,672,097
Less: Brokered Deposits	152,556	330,370	139,181	327,693	332,341	278,784	239,818
Less: Time Deposits > $250K	319,055	341,728	349,262	356,298	364,080	343,082	315,741
Core Deposits	$ 3,757,001	$ 3,612,219	$ 3,366,569	$ 3,214,257	$ 3,086,717	$ 3,105,292	$ 3,116,538

Calculation of PTPP Earnings:

	3Q21	2Q21	1Q21	4Q20	3Q20	2Q20	1Q20
Net Income	$ 26,978	$ 27,733	$ 25,513	$ 17,552	$ 13,095	$ 4,957	$ 753
Plus: Provision for Credit Losses	(3,921)	(5,609)	1,412	6,333	13,633	21,403	18,531
Plus: Income Tax Expense	6,242	6,774	6,009	4,431	3,206	786	(427)
PTPP Earnings	$ 29,299	$ 28,898	$ 32,934	$ 28,316	$ 29,934	$ 27,146	$ 18,857

	4Q19	3Q19	2Q19	1Q19	4Q18	3Q18	2Q18
Net Income	$ 12,827	$ 14,617	$ 12,283	$ 14,155	$ 13,178	$ 12,318	$ 12,702
Plus: Provision for Credit Losses	2,377	4,201	1,985	1,005	1,723	504	311
Plus: Income Tax Expense	3,175	3,620	2,782	3,089	2,725	2,568	2,760
PTPP Earnings	$ 18,379	$ 22,438	$ 17,050	$ 18,249	$ 17,626	$ 15,390	$ 15,773

ORIGIN BANCORP, INC.
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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED

Calculation of Tangible Book Value per Common Share:

	3Q21	2Q21	1Q21	4Q20	3Q20
Total Common Stockholders' Equity	$ 705,667	$ 688,235	$ 656,355	$ 647,150	$ 627,637
Less: Goodwill and Other Intangible Assets, net	29,830	30,024	30,246	30,480	30,717
Tangible Common Equity	$ 675,837	$ 658,211	$ 626,109	$ 616,670	$ 596,920
Divided by Common Shares Outstanding at the End of the Period	23,496,058	23,502,215	23,488,884	23,506,312	23,506,586
Tangible Book Value per Common Share	$ 28.76	$ 28.01	$ 26.66	$ 26.23	$ 25.39

	2Q20	1Q20	4Q19	3Q19	2Q19
Total Common Stockholders' Equity	$ 614,781	$ 606,631	$ 599,362	$ 588,363	$ 584,293
Less: Goodwill and Other Intangible Assets, net	30,953	31,241	31,540	31,842	32,144
Tangible Common Equity	$ 583,828	$ 575,390	$ 567,822	$ 556,521	$ 552,149
Divided by Common Shares Outstanding at the End of the Period	23,501,233	23,475,948	23,480,945	23,481,781	23,774,238
Tangible Book Value per Common Share	$ 24.84	$ 24.51	$ 24.18	$ 23.70	$ 23.22

	1Q19	4Q18	3Q18	2Q18
Total Common Stockholders' Equity	$ 568,122	$ 549,779	$ 531,919	$ 519,356
Less: Goodwill and Other Intangible Assets, net	32,497	32,861	33,228	24,113
Tangible Common Equity	$ 535,625	$ 516,918	$ 498,691	$ 495,243
Divided by Common Shares Outstanding at the End of the Period plus Convertible Preferred Stock, Series D	23,745,985	23,726,559	23,621,235	23,504,063
Tangible Book Value per Common Share	$ 22.56	$ 21.79	$ 21.11	$ 21.07

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ 3Q21 2Q21 3Q20 Calculation of PTPP Earnings: Net Income $ 26,978 $ 27,733 $ 13,095 Plus: Provision for Credit Losses (3,921) (5,609) 13,633 Plus: Income Tax Expense 6,242 6,774 3,206 PTPP Earnings $ 29,299 $ 28,898 $ 29,934 Calculation of PTPP ROAA and PTPP ROAE: PTPP Earnings $ 29,299 $ 28,898 $ 29,934 Divided by Number of Days in the Quarter 92 91 92 Multiplied by the Number of Days in the Year 365 365 366 Annualized PTPP Earnings $ 116,241 $ 115,910 $ 119,085 Divided by Total Average Assets $ 7,464,813 $ 7,474,951 $ 6,746,585 PTPP ROAA (Annualized) 1.56% 1.55% 1.77 % Divided by Total Average Stockholder's Equity $ 703,605 $ 672,698 $ 629,533 PTPP ROAE (Annualized) 16.52% 17.23% 18.92% 22 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ORIGIN BANCORP, INC. _______ Nine Months Ended September 30, 2021 September 30, 2020 Calculation of PTPP Earnings: Net Income $ 80,224 $ 18,805 Plus: Provision for Credit Losses (8,118) 53,567 Plus: Income Tax Expense 19,025 3,565 PTPP Earnings $ 91,131 $ 75,937 Calculation of PTPP ROAA and PTPP ROAE: PTPP Earnings $ 91,131 $ 75,937 Divided by Number of Days in the Quarter 273 274 Multiplied by the Number of Days in the Year 365 366 Annualized PTPP Earnings $ 121,842 $ 101,434 Divided by Total Average Assets $ 7,441,055 $ 6,200,273 PTPP ROAA (Annualized) 1.64% 1.64 % Divided by Total Average Stockholder's Equity $ 678,223 $ 619,567 PTPP ROAE (Annualized) 17.96% 16.37% 23 DOLLARS IN THOUSANDS, UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES YTD 2021